EXHIBIT 10.24

Schedule to Exhibit 10.24

There are four sales agreements with TA Operating LLC for travel centers,  the form of which is filed herewith.  The sales agreements are substantially identical in all material respects to the form of sales agreement filed herewith.

Purchaser	Seller	Site Name	Street Address	City	State	Date of Agreement	Purchase Price

HPT TA Properties Trust	TA Operating LLC	TA Battle Creek	15874 Eleven Mile Rd.	Battle Creek	MI	June 16, 2015	$17,455,495

HPT TA Properties Trust	TA Operating LLC	TA Ashland	100 N. Carter Rd. - P.O. Box 712	Ashland	VA	June 16, 2015	$6,959,146

HPT TA Properties Trust	TA Operating LLC	TA Livingston	435 Winton Pkwy.	Livingston	CA	June 23, 2015	$12,628,926

HPT TA Properties LLC	TA Operating LLC	TA Porter South	1441 W. Highway 20	Porter	IN	June 23, 2015	$7,434,000